                           ARTICLES OF INCORPORATION
                                      OF
                      AMERICA'S FAVORITE CHICKEN COMPANY


          To form a Minnesota business corporation under and pursuant to the Minnesota Business Corporation Act, the following articles of incorporation are adopted:


                               ARTICLE 1.  NAME
                               ----------------

          The name of the Corporation is "America's Favorite Chicken Company."


                         ARTICLE 2.  REGISTERED OFFICE
                         -----------------------------

          The address of the registered office of the Corporation in Minnesota is CT Corporation System, Inc., 405 Second Avenue South, Minneapolis, Minnesota 55401.


                         ARTICLE 3.  AUTHORIZED SHARES
                         -----------------------------

          Section 1.          Authorized Classes of Stock.  The total number of
                              ---------------------------
shares which this Corporation is authorized to issue is 27,500,000 shares, of which 25,000,000 shares of the par value of $.01 per share are designated Common Stock (herein referred to as "Common Stock") and 2,500,000 shares of the par value of $.01 per share are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

          Section 2.          Description of Capital Stock.  The following is a
                              ----------------------------
description of each of the classes of capital stock which the Corporation has authority to issue with the designations, preferences, voting powers and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof.


                                PREFERRED STOCK

          A.   Rights and Restrictions of Preferred Stock.  Authority is hereby
               ------------------------------------------
expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Article 3 and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with
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respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

               (1) The number of shares constituting such series and the designation of such series.

               (2) The dividend rate of such series, which may be fixed or variable, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

               (3) Whether the shares of such series shall be subject to redemption by the Corporation at the option of either the Corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption.

               (4) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

               (5) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges.

               (6) The restrictions, if any, on the issue or reissue of any additional Preferred Stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

               (7) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                                       2
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               (8) Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

               (9) The preemptive rights, if any, of the holders of the shares of such series.


                                  COMMON STOCK

          B.   Rights and Restrictions of Common Stock.  The holders of the
               ---------------------------------------
Common Stock shall have and possess all rights as shareholders of the Corporation, except as such rights may be limited by the preferences, rights, limitations and restrictions of the Preferred Stock. Subject to provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, dividends may be declared by the Board of Directors and paid from time to time out of any funds legally available therefor. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, all assets and funds of the Corporation remaining after paying all amounts payable to the holders of Preferred Stock, as provided by a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, shall be distributed to the holders of Common Stock ratably according to the number of shares of Common Stock held.


                                OTHER PROVISIONS

          C.   Preemptive Rights.  Except as otherwise provided with respect to
               -----------------
a series of Preferred Stock by the resolution or resolutions of the Board of Directors establishing such series of Preferred Stock, the holders of shares of this Corporation shall have the preemptive rights provided by section 302A.413 of the Minnesota Statutes.

          D.   Cumulative Voting Rights.  No holder of any shares of capital
               ------------------------
stock of the Corporation shall have any cumulative voting rights.

          E.   Voting by Classes.  Except as otherwise required by law or by the
               -----------------
provisions of a resolution or resolutions of the Board of Directors establishing a series of Preferred Stock, all matters shall be voted upon without distinction as to classes or series of stock.

                                       3
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                        ARTICLE 4.  DIRECTOR LIABILITY
                        ------------------------------

          A director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under sections 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 4 became effective.

          If the Minnesota Business Corporation Act is hereafter amended to authorize any further limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as amended.

          Any repeal or modification of the foregoing provisions of this Article 4 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                           ARTICLE 5.  INCORPORATOR
                           ------------------------

          The name and address of the incorporator, who is a natural person of full age, are Gary L. Tygesson, 2200 First Bank Place East, Minneapolis, Minnesota 55402.

Dated:    July 24, 1992
       --------------------

                                                     /s/
                                               --------------------------
                                                 Gary L. Tygesson

                                       4
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                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                      AMERICA'S FAVORITE CHICKEN COMPANY

1. The name of the corporation is America's Favorite Chicken Company, a Minnesota corporation.

2. The following amendments were adopted by the shareholders of the Company at a special meeting of shareholders held on April 1, 1996:

    a. RESOLVED, that Article 3, Section 1 of the Company's Articles of Incorporation is hereby amended and restated as follows:

           "Section 1. Authorized Classes of Stock. The total number of shares
                       ---------------------------
        which this Corporation is authorized to issue is 52,500,000 shares, of which 50,000,000 shares of the par value of $.01 per share are designated Common Stock (herein referred to as "Common Stock") and 2,500,000 shares of the par value of $0.1 per share are designated Preferred Stock (herein referred to as "Preferred Stock"). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

    b. RESOLVED, that Article 3, Section 2, Subsection C of the Company's Articles of Incorporation is hereby amended and restated as follows:

           "C. Preemptive Rights. The holders of shares of capital stock of the
               -----------------
        Corporation shall not have any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind, or series of the Corporation."

    c. RESOLVED, that Article 3, Section 2 of the Company's Articles of incorporation is hereby amended to include the following Subsection:

           "F. Business Combinations. Section 302A.673 of the Minnesota Statutes
               ---------------------
        shall not apply to the Corporation nor to any of its shares of capital stock."

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      d.  RESOLVED, that the Company's Articles of Incorporation are hereby amended to include the following:

                    "ARTICLE 6. WRITTEN ACTION OF BOARD OF
                     -------------------------------------
                                   DIRECTORS
                                   ---------

              An action required or permitted to be taken at a meeting of the Board of Directors of the Corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the Directors unless the action need not be approved by the shareholders of the Corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of Directors that would be required to take the same action at a meeting of the Board of Directors of the Corporation at which all of the Directors were present."

3. The above amendments have been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of America's Favorite Chicken Company, being duly authorized on behalf of America's Favorite Chicken Company, has executed this document this 11th day of April, 1996.


                                                  /s/ Frank J. Belatti
                                                  ----------------------------
                                                  Frank J. Belatti,
                                                  Chief Executive Officer


  STATE OF MINNESOTA
  DEPARTMENT OF STATE
        FILED
     APR 11 1996
/s/ JOAN ANDERSON GROWE
  SECRETARY OF STATE

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                      AMERICA'S FAVORITE CHICKEN COMPANY

1. The name of the corporation is America's Favorite Chicken Company, a Minnesota corporation.

2. The Articles of Incorporation of the corporation are hereby amended to change the name of the corporation to AFC Enterprises, Inc.

3. The above amendment was adopted by the shareholders of the corporation at a special meeting of shareholders held on September 30, 1996.

4. The above amendment has been adopted pursuant to Chapter 302A of Minnesota Business Corporation Act.

    IN WITNESS WHEREOF, the undersigned, the Chief Executive Officer of America's Favorite Chicken Company, being duly authorized on behalf of America's Favorite Chicken Company, has executed this document this 1st day of October, 1996.


                                          /s/ Frank J. Belatti
                                          ------------------------------
                                          Frank J. Belatti
                                          Chief Executive Officer

                                          [SEAL OF THE STATE OF MINNESOTA]
                                                DEPARTMENT OF STATE